Exhibit 10.1

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement (this “Amendment”) is made and entered into as of October 1, 2023 (the “Effective Date”) by and among Ampio Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Michael A. Martino (the “Employee”).

RECITALS

WHEREAS, the Company and the Employee have entered into that certain Employment Agreement dated November 22, 2021, as amended by that certain Amendment No. 1 to Employment Agreement dated August 30, 2022 (collectively, the “Agreement”); and

WHEREAS, the Company and the Employee desire to further amend the Agreement by this Amendment; and

WHEREAS, capitalized terms used and not defined in this Amendment have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Amendments. Section 1 of the Agreement is amended and restated as follows as of the Effective Date:

1. Employment. The Company agrees to employ Employee and the Employee agrees to accept such employment upon the terms and conditions set forth herein. The term of this Agreement (the “Term”) shall continue until the termination of Employee’s employment in accordance with the provisions of this Agreement. Notwithstanding the Term, Employee’s employment is “at will” and may be terminated by Employee or the Company at any time for any reason, subject in all respects to Section 7 and Section 8.

2.No Implied Amendments. This Amendment shall be effective as of the Effective Date. Except as herein amended, all of the terms of the Agreement shall remain in full force and effect and are ratified in all respects. On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Agreement, as amended by this Amendment.
3.Incorporation of Agreement Provisions. The provisions of Section 10 through Section 19, inclusive, of the Agreement shall apply to this Amendment as if fully set forth herein, mutatis mutandis.

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IN WITNESS WHEREOF, this Amendment No. 2 to Employment Agreement has been duly executed and delivered as of the Effective Date.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ David R. Stevens
David R. Stevens
Chair of the Compensation Committee
of the Board of Directors

/s/ Michael A. Martino
Michael A. Martino